EXHIBIT 99.1

                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


 X            Annual Report Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934 [Fee Required]
                  For the Fiscal Year Ended December 31, 1996

___           Transition Report Pursuant to Section 15(d) of the
               Securities Exchange Act of 1934 [No Fee Required]
           For the Transition Period From ___________ To __________



                         Commission File Number 1-5502



                         ZURN RETIREMENT SAVINGS PLAN
                           (Full title of the Plan)



                             ZURN INDUSTRIES, INC.
                   One Zurn Place, Erie, Pennsylvania 16505
     (Name and address of issuer of securities held pursuant to the Plan)






















Pension Committee
Zurn Industries, Inc.
Erie, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of the Zurn Retirement Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Zurn Retirement Savings Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1996, and loans or fixed income obligations for the year then ended, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                    /s/ Pashke Twargowski & Lee

Erie, Pennsylvania
June 26, 1997









STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN




                                                          December 31
                                                     1996            1995
ASSETS
Investments in T. Rowe Price Funds:
  U.S. Treasury Money                            $ 2,458,129      $2,608,541
  U.S. Treasury Intermediate                          99,049          69,515
  New Income                                         712,818         658,843
  Balanced                                           355,925         223,059
  Capital Appreciation                             3,294,948       2,871,205
  Equity Index                                     3,534,246       2,582,553
  International Stock                                546,469         424,092
  Small-Cap Stock                                    588,538         205,270
Zurn Stock Fund                                       50,718
                                                  11,640,840       9,643,078
Contributions receivable                              31,537          24,080
Participants' loans                                  258,072         210,856

NET ASSETS AVAILABLE FOR BENEFITS                $11,930,449      $9,878,014



See notes to financial statements.

























STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1996

                                                               T. Rowe Price Funds
                                          U.S. Treasury                New                          Capital
                                      Money       Intermediate        Income         Balanced    Appreciation
ADDITIONS
Investment income:
 Dividends                         $  116,946         $ 5,162        $ 45,589        $ 13,808      $  309,502
 Net appreciation (depreciation)
   in value of investments                             (2,713)        (28,403)         24,903         168,524
                                      116,946           2,449          17,186          38,711         478,026
Participants' contributions           433,845          35,603         147,238         113,200         482,575
Participants' loan interest             3,279           1,304             677           1,983           4,098
  TOTAL ADDITIONS                     554,070          39,356         165,101         153,894         964,699

BENEFITS PAID TO PARTICIPANTS         431,483             542          73,789          61,938         348,733

 NET ADDITIONS                        122,587          38,814          91,312          91,956         615,966

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   2,608,541          69,515         658,843         223,059       2,871,205
Transfers                            (272,999)         (9,280)        (37,337)         40,910        (192,223)
End of year                        $2,458,129         $99,049        $712,818        $355,925      $3,294,948



See notes to financial statements.






                                                      -4-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1996

                                          T. Rowe Price Funds               Zurn
                                  Equity     International   Small-Cap      Stock
                                  Index          Stock         Stock        Fund        Other         Total
ADDITIONS
Investment income:
 Dividends                       $  119,082     $ 14,639     $ 49,750                             $   674,478
 Net appreciation in
   value of investments             517,788       54,199       19,899     $ 4,341                     758,538
                                    636,870       68,838       69,649       4,341                   1,433,016
Participants' contributions         448,986      129,052      118,209      11,740     $  7,457      1,927,905
Participants' loan interest           5,833          577          341                                  18,092
  TOTAL ADDITIONS                 1,091,689      198,467      188,199      16,081        7,457      3,379,013

BENEFITS PAID TO PARTICIPANTS       286,908       79,704       13,538                   29,943      1,326,578

 NET ADDITIONS (DEDUCTIONS)         804,781      118,763      174,661      16,081      (22,486)     2,052,435

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                 2,582,553      424,092      205,270                  234,936      9,878,014
Transfers                           146,912        3,614      208,607      34,637       77,159
End of year                      $3,534,246     $546,469     $588,538     $50,718     $289,609    $11,930,449



See notes to financial statements.






                                                      -5-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income:
 Dividends                         $  125,150        $  3,260        $ 36,488        $  7,590      $  224,572
 Net appreciation in
   value of investments                                 4,035          53,407          21,570         270,135
                                      125,150           7,295          89,895          29,160         494,707
Participants' contributions           538,334          80,697         161,506          76,928         508,542
Participants' loan interest             2,972           1,006             577           1,036           3,788
  TOTAL ADDITIONS                     666,456          88,998         251,978         107,124       1,007,037

BENEFITS PAID TO PARTICIPANTS         275,850             764          52,008           3,998         128,003

 NET ADDITIONS                        390,606          88,234         199,970         103,126         879,034

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   2,232,858          26,922         445,518          58,186       2,070,228
Transfers                             (14,923)        (45,641)         13,355          61,747         (78,057)
End of year                        $2,608,541        $ 69,515        $658,843        $223,059      $2,871,205



See notes to financial statements.






                                                      -6-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                                T. Rowe Price Funds
                                      Equity      International     Small-Cap
                                      Index           Stock           Stock            Other          Total
ADDITIONS
Investment income:
 Dividends                         $   99,425        $ 12,780        $ 23,671                      $  532,936
 Net appreciation in
   value of investments               553,875          25,783          14,782                         943,587
                                      653,300          38,563          38,453                       1,476,523
Participants' contributions           444,790         120,500          53,309        $ (6,289)      1,978,317
Participants' loan interest             4,871             530              55                          14,835
  TOTAL ADDITIONS                   1,102,961         159,593          91,817          (6,289)      3,469,675

BENEFITS PAID TO PARTICIPANTS         117,529           3,424           1,476           1,729         584,781

 NET ADDITIONS (DEDUCTIONS)           985,432         156,169          90,341          (8,018)      2,884,894

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,611,665         306,343          84,488         156,912       6,993,120
Transfers                             (14,544)        (38,420)         30,441          86,042
End of year                        $2,582,553        $424,092        $205,270        $234,936      $9,878,014



See notes to financial statements.






                                                      -7-
/TABLE

NOTES TO FINANCIAL STATEMENTS

ZURN RETIREMENT SAVINGS PLAN

December 31, 1996


PLAN DESCRIPTION

The Zurn Retirement Savings Plan is a defined contribution plan providing retirement benefits through participant-directed investments to participants in the Zurn Industries Retirement Plan and Cosco Fire Protection Plan for Salaried Employees. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Company has agreed to contribute participants' elective deferrals of up to 20% of eligible compensation. Participants also may contribute non-taxed distributions from other employers' qualified plans and they may borrow from their accounts subject to specified limitations.

Information about the Plan agreement and the benefit provisions is contained in the "Summary Plan Description" which may be obtained from Zurn Industries, Inc., the Plan Administrator.


SIGNIFICANT ACCOUNTING POLICIES

T. Rowe Price Investments The investments are stated at market value as determined by the funds.

Zurn Stock Fund Zurn Industries, Inc. common stock (1,893 shares) is stated at its quoted market value. A percentage of the Fund is invested in the T. Rowe Price Prime Reserve Fund ($1,076) for investment diversification liquidity. Dividend income from these investments is included in investment income as a component of the net appreciation in the value of investments.

Investment Transactions Investment transactions are recorded as of the date the order to buy or sell is executed with realized gains and losses being included in investment income as a component of the net appreciation (depreciation) in the value of investments.

Participants' Loans Participants' loans are stated at the principal amount due from the participants.

Dividends  Dividend income is recognized on the ex-dividend date.

Expenses  Administrative expenses are paid by the Plan Administrator.






INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.













































SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

ZURN RETIREMENT SAVINGS PLAN

December 31, 1996


ASSETS OWNED AT YEAR-END
                                                  Cost      Current Value
T. Rowe Price Funds:
  U.S. Treasury Money                       $2,458,129         $2,458,129
  U.S. Treasury Intermediate                    99,100             99,049
  New Income                                   717,891            712,818
  Balanced                                     317,794            355,925
  Capital Appreciation                       2,962,705          3,294,948
  Equity Index                               2,533,257          3,534,246
  International Stock                          499,914            546,469
  Small-Cap Stock                              566,351            588,538
Zurn Stock Fund                                 46,377             50,718

Participants' loans - 7% to 10% interest           -0-            258,072
































SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1996


                               Amount Received
                   Original    During The Year     Unpaid     Amount Overdue
                    Amount   Principal  Interest   Balance  Principal Interest

Michael P. Higgins  $6,000     $ 40       $16       $-0-     $5,109     $-0-
2766 Rippling              Participant loan - 8.25%
  Brook Place              Distributed to participant
Ontario, CA 91761

Robert V. Seibel     6,000      170        16        -0-      2,483      -0-
5650 Gardner Drive         Participant loan - 7%
Erie, PA 16509       3,000      120        18        -0-      2,065      -0-
                           Participant loan - 10%
                           Distributed to participant

James M. Wittmaak    3,000       93        28        -0-      2,078      -0-
5973 Buman Road            Participant loan - 7.75%
McKean, PA 16426           Distributed to participant




























                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Pension Committee of Zurn Industries, Inc. has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ZURN RETIREMENT SAVINGS PLAN
                                             (Plan)



June 26, 1997                                /s/ James A. Zurn
                                             James A. Zurn, Chairman
                                             Pension Committee of
                                               Zurn Industries, Inc.





































                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-00823 pertaining to the Zurn Retirement Savings Plan of our report dated June 26, 1997 with respect to the financial statements and supplemental schedules included in the Annual Report on Form 11-K of the Zurn Retirement Savings Plan.

                                             /s/ Pashke Twargowski & Lee



Erie, Pennsylvania
June 27, 1997







































                                     -13-